                                    EXHIBIT 4.2


                                 INPUT/OUTPUT, INC.
                     AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                            (Effective as of June 1, 1998)


1.   PURPOSE.

     The Amended and Restated 1990 Stock Option Plan (the "Plan") is intended to provide a means of attracting and retaining, in the service of Input/Output, Inc. (the "Company") and its Subsidiaries, certain key employees of ability and potential, and to provide consideration for services rendered by consultants and independent contractors for the Company and its Subsidiaries, to encourage such persons to exert their best efforts on behalf of the Company and to align their interests more closely with those of the stockholders. It is intended that these purposes will be effected through the granting of options, which may be in the form of stock options intended to qualify ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or stock options which are not intended to so qualify ("Non-Qualified Stock Options").

2.   ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of at least two members.

     The Committee shall have full power and authority to select the key employees, consultants and independent contractors to be granted options hereunder at such time or times, in such amounts, and upon such terms and conditions as the Committee may prescribe. The Committee shall have full power and authority to interpret and construe the Plan and to establish and amend general rules and regulations for the administration of the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding upon all persons. Administrative costs in connection with the Plan shall be paid by the Company. The Committee may delegate to officers of the Company or any affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan; provided however, that any function relating to an optionee then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or relating to a "covered employee" as that term is defined under Section 162(m) of the Code, shall be performed solely by the Committee in order to ensure compliance with applicable requirements of Rule 16b-3 promulgated under the 1934 Act and Section 162(m) of the Code.

     No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

     Each option shall be evidenced by a written stock option agreement. Unless otherwise provided in the resolution approving such grant, the date on which the Committee approves the granting of an option shall be considered the date on which such option is granted. The Committee shall prescribe the terms of each option agreement, which terms shall not be inconsistent with the terms of this Plan.

3.   ELIGIBILITY.

     The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers and directors who are employees) of the Company or of any corporation or entity (hereinafter called a "Subsidiary") in which the Company has a proprietary interest by reason of stock ownership or otherwise (including any corporation or entity in which the Company acquires a proprietary interest after the adoption of this Plan), but only if the Company owns, directly or indirectly, stock or equity interests possessing not less than 50% of the total combined voting power of all classes of stock or equity interests in such corporation. Such


                                  Ex4.2-Page 1
key employees shall be executive, administrative, professional or technical personnel of the Company or of any Subsidiary who have principal or shared responsibility for the management, direction and financial success of the Company. The Committee may select, by the grant of options under this Plan, certain consultants and independent contractors to be optionees. The granting of options under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any employee, consultant or independent contractor a right to participate in this Plan or to be granted an option.

     More than one (1) option may be granted from time to time to any employee, consultant, or independent contractor. The holders of options shall not be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares shall have been issued by the Company to such holders.

4.   STOCKHOLDER APPROVAL AND TERM.

     This Plan shall become effective as of the date approved by the stockholders of the Company. Subject to its termination pursuant to Section 12, the Plan shall remain in effect until all options granted hereunder shall have been exercised, earned, or distributed, or shall have expired or have been canceled; PROVIDED however, that no options hereunder shall be granted after September 1, 2000.

5.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment pursuant to Section 9, the total number of shares of common stock of the Company, $.01 par value ("Common Stock"), with respect to which stock options may be granted hereunder shall not exceed 8,500,000. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan in accordance with Section 6 of this Plan, the number of shares available for future grants of options under the Plan shall be reduced only by the net number of shares issued upon the exercise of the option.

     The aggregate number of shares of Common Stock that may be represented by grants of stock options made to any optionee during any consecutive four-year period may not exceed in any event 1,200,000 shares. Should any option granted under this Plan expire or terminate unexercised, in whole or in part, the shares of Common Stock formerly subject to such option shall again be available for grant under the Plan. Shares granted or issued hereunder may be authorized but unissued Common Stock or shares reacquired by the Company and held in its treasury, as may from time to time be determined by the Committee.

6.   STOCK OPTIONS.

     All stock options granted hereunder shall be evidenced by written stock option agreements setting forth the following terms and conditions:

          (a) NUMBER OF SHARES. The option agreement shall state the total number of shares to which it pertains.

          (b) EXERCISE PRICE. The exercise price shall be not less than the fair market value, as defined in Section 11(a) hereof, for each share of Common Stock on the date of grant of the option. If an Incentive Stock Option is granted to an employee and if the employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or of any parent corporation or Subsidiary of the Company), the exercise price for each share (to the extent required by the Code at the time of grant) shall not be less than 110% of the fair market value of a share of Common Stock on the date such Incentive Stock Option is granted.

               With respect to the 1,500,000 additional shares of Common Stock authorized for issuance by the amendment to this Plan effective as of June 1, 1998 ("Additional Shares") and notwithstanding any provision contained in this Plan to the contrary, neither the Board nor the Committee shall (i) cancel and regrant any stock options granted hereunder covering Additional Shares or (ii) lower the exercise price of stock options granted hereunder covering Additional Shares.


                                  Ex4.2-Page 2

          (c) EXERCISE OF STOCK OPTION. The Committee, in its sole discretion, shall prescribe in each option agreement the time or times at which a stock option shall be exercisable, in full or in part; PROVIDED that the Committee, in its sole discretion, may accelerate the time or times at which stock options shall became exercisable. In no event may an option be exercised or shares be issued pursuant to an option if any necessary listing of the shares on a securities exchange or any registration or qualification required under applicable state or federal securities laws has not been accomplished. Unless the Committee directs otherwise, an option granted hereunder may be exercised no sooner than as follows:


          EXERCISE DATE                                         NUMBER OF SHARES
----------------------------------------------------------------------------------------------------
1.   One (1) year from the date of grant     Up to 25% of the total optioned shares under the option
2.   Two (2) years from the date of grant    Up to an additional 25% of the total optioned shares
3.   Three (3) years from the date of grant  Up to an additional 25% of the total optioned shares
4.   Four (4) years from the date of grant   Up to an additional 25% of the total optioned shares

          (d) EXERCISE PROCEDURES. A stock option shall be exercised by delivery of written notice of exercise to the Secretary of the Company and payment of the full exercise price of the shares for which the option is being exercised. The exercise price may be paid:

               (1)  in cash or by check payable to the order of the Company, or

               (2) through the delivery of Common Stock owned by the optionee, having an aggregate fair market value on the date of exercise equal to the exercise price, or

               (3)  by any combination of (1) and (2) above.

     The Committee may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an option as it deems appropriate. Additionally, shares covered by a stock option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

          (e) PERIOD OF OPTIONS. The Committee shall prescribe in each stock option agreement the period during which a stock option may be exercised; PROVIDED HOWEVER, that no stock option shall be granted for a period of longer than ten years. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or Subsidiary of the Company) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

          (f) INCENTIVE STOCK OPTIONS. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Non-Qualified Stock Option. Only employees of the Company and its subsidiaries may receive grants of Incentive Stock Options.

          If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an optionee prior to the expiration of either two years from the date of grant of such option or one year from the transfer of shares to the optionee pursuant to the exercise of such option or in any other disqualifying disposition within the meaning of Section 422 of the Code, then such optionee shall promptly notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an optionee shall not affect the status of any other option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

          Notwithstanding the provisions of Section 7, the option period of an optionee's Incentive Stock Options shall terminate no later than ninety
     (90) days after termination of such optionee's employment with the Company and its


                                  Ex4.2-Page 3

     Subsidiaries; PROVIDED that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the optionee, then the option period of such optionee's Incentive Stock Options shall terminate no later than one hundred eighty
     (180) days after such termination by reason of death or disability.

          (g) GRANTS OF NON-QUALIFIED OPTIONS TO NEW FULL-TIME EMPLOYEES. Effective December 19, 1996 and thereafter, the Committee shall be authorized, at any time and from time, to adopt a policy or policies to grant non-qualified stock options under the Plan to individuals on and effective as of the date any such individual becomes a full-time employee of the Company or a Subsidiary, to purchase a number of shares to be from time to time designated by the Committee, each such stock option to have an exercise price equal to the fair market value for each share of Common Stock as of the date of grant in accordance with sub-Section (b) of this Section 6, to have a term of ten years from the date of grant and to vest and become exercisable in accordance with the terms of sub-Section (c) of Section 6. Notwithstanding the foregoing, nothing contained in this sub-Section (g) shall confer on any person any contractual or similar rights to any such grant, or be evidence of any agreement, contract or understanding, express or implied, that any particular person will be employed by the Company or any Subsidiary or have rights to any non-qualified stock option.

7.   TERM OF EMPLOYMENT OR SERVICE.

     In the event an employee shall cease to be employed by the Company, the unexercised portions of such optionee's options which are eligible to be exercised in accordance with this Plan as of the date of such termination of employment may be exercised within one hundred eighty (180) days after such date of termination; PROVIDED HOWEVER, that an option exercisable by an employee, consultant, or independent contractor shall be exercisable as follows in the event of death, disability or retirement:

          (a) DEATH. In the event of death, all unmatured installments of the stock option outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the stock option may be exercised, for a period of twelve (12) months after the optionee's death or until expiration of the option term (if sooner), by the optionee's estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the optionee's death; and

          (b) RETIREMENT OR DISABILITY. In the event of the termination of employment of an employee as the result of retirement or disability, or the termination of service as a consultant as the result of disability, all unmatured installments of the stock option outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the stock option may be exercised in full for a period of twelve (12) months after such termination or until expiration of the option term (if sooner). For the purposes of this Plan, the "retirement" of an employee shall be deemed to be retirement after qualification therefor pursuant to a retirement plan or a retirement policy of the Company. Also, for the purposes of this Plan, the "disability" of an employee or a consultant shall mean the total and permanent disability (as that term is described in Section 22(e) of the Code) of such optionee.

Notwithstanding the foregoing provisions of this Section 7, the Committee, in its sole discretion, may extend the option exercise period for a period beyond that otherwise provided in this Section, but in no event past the expiration of the option term.

8.   CHANGE OF CONTROL.

     In the event of a Change of Control (as defined below) affecting the Company in which the outstanding stock options granted by the Company prior to such Change of Control (and the Company's obligations in connection therewith) are not fully assumed by the Successor (as defined below) or replaced by fully equivalent substitute options, then (1) all such unmatured installments of outstanding options shall automatically be accelerated and become fully vested and exercisable in full, without regard to the provisions of subsection 6(c) hereof, as of the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to each applicable optionee of (a) the date such unexercised options will terminate and (b) the period during which such optionee may exercise the fully vested options.

     If there is a Change of Control of the Company in which the outstanding stock options (including the unmatured installments thereof) granted by the Company prior to such Change of Control (and the Company's obligations in connection therewith) are fully assumed by the Successor pursuant to Section 9(d) of this Plan, or replaced by fully equivalent substitute options, then, except as


                                  Ex4.2-Page 4
otherwise provided in this Section 8, no acceleration of vesting of any unmatured installments of outstanding stock options granted by the Company shall occur.

     In addition, in the event that an optionee's employment is terminated by the Company within the 18-month period following the effective date of a Change of Control (i.e., with such period ending on the same day of the eighteenth month following the effective date of the Change of Control) for any reason (other than such optionee's (i) voluntary resignation or retirement, (ii) termination as a result of death or disability, or (iii) termination by the Company For Cause (as defined below)) or such optionee is subject to a Change in Duties (as defined below) after the effective date of the Change of Control and such optionee then resigns from his or her employment with the Company within such 18-month period, then to the extent the stock options granted to such optionee have not already become fully vested pursuant to this Section 8, all unmatured installments of any outstanding stock options granted by the Company to such optionee shall, without further action by any person, immediately become fully vested and exercisable in full effective as of the date of such termination of employment.

     For the purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act") or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor of the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

     For the purposes of this Section 8, a "Successor" shall mean the Company or any successor or assign (whether directly or indirectly, as a result of a Change of Control or otherwise) to all or substantially all of the business and/or assets of the Company.

     For the purposes of this Section 8, "Change in Duties" means, (i) a significant reduction in the nature or scope of an optionee's authority or the duties that an optionee performs; (ii) a reduction in an optionee's annual base salary; (iii) a significant diminution in an optionee's employee benefits, perquisites or incentive bonus opportunity (other than changes made as part of a program or plan modification that applies to such optionee and his or her peers); (iv) a change of more than ___ miles in the location of such optionee's principal place of employment (not including business travel or temporary assignments); or (v) a determination by the Board that such optionee is unable to exercise his or her authority or perform his or her duties as a result of a Change of Control.

     For the purposes of this Section 8, an optionee shall be deemed terminated "For Cause" if he or she is terminated for (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company's confidential or proprietary information; (iii) any action by such optionee which has a material detrimental effect on the Company's reputation or business; (iv) such optionee's failure or inability to perform any reasonable assigned duties after written notice of, and a reasonable opportunity to cure, such failure or inability; or (v) such optionee's conviction of any criminal act which impairs his or her ability to perform his or her duties for the Company.


                                  Ex4.2-Page 5

9.   ADJUSTMENTS.

          (a) If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

               (1) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

               (2) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each option previously granted, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate exercise price.

          (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

          Without limiting the generality of the foregoing, the presence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issuance by the Company of debt securities or preferred or preference stock which would rank senior to the shares of Common Stock subject to outstanding options; (4) the dissolution or liquidation of the Company;
     (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

          (c) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any reorganization, merger or consolidation, any outstanding stock option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the stock option would have been entitled. Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization, or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary in order to preserve optionees' rights under the Plan.

          (d) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of all or substantially all of the assets of the Company, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding stock option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding stock options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

          (e) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to stock options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each optionee a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such optionee, except as to any optionee who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such optionee.


                                  Ex4.2-Page 6

10.  OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS.

     Stock options may be granted under the Plan from time to time in substitution for such options held by employees of a corporation or other entity who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation or entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of equity securities of the employing corporation or entity as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 6 of this Plan to such extent as the Board or the Committee, as the case may be, at the time of grant deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

11.  MISCELLANEOUS PROVISIONS.

     The following provisions shall apply hereunder:

          (a) FAIR MARKET VALUE. For the purposes of this Plan, "fair market value" of the Company's shares of Common Stock means (i) the closing sales price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

          (b) NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any stock option agreement confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time.

          (c) STOCKHOLDERS' RIGHTS. The holder of a stock option shall have none of the rights or privileges of a stockholder except with respect to shares which have been issued.

          (d) TAX REQUIREMENTS. The optionee receiving shares issued upon exercise of any stock option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payment shall be required to be made prior to or concurrent with the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock which the optionee owns or is entitled to receive after payment of the exercise price, which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the optionee then owns, which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof.

          (e) GOVERNMENT REGULATIONS. Notwithstanding any of the provisions hereof, or of any written agreements evidencing options granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The optionee shall agree not to exercise any stock option, and the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the optionee or the Company of any provision of any law or regulation of any governmental authority.

          (f) BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to an employee with respect to any option under the Plan shall not affect the level of benefits provided to or received by any employee, or the employee's estate or beneficiary, pursuant to any employee benefit plan of the Company.

          (g) LIMITED ASSIGNABILITY OF OPTION. A stock option granted to an optionee may not be transferred or assigned other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended). In addition, the Committee may, in its discretion, authorize all or a portion of the stock options granted to an optionee to be on terms which permit transfer by such optionee to (A) the spouse,


                                  Ex4.2-Page 7
     ex-spouse, children, step children or grandchildren of the optionee ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, (C) a partnership or limited liability company in which one or more Immediate Family Members are the only partners or members, (D) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision and/or
     (E) a split interest trust or pooled income fund described in
     Section 2522(c)(2) of the Code or any successor provision, so long as
     (x) the stock option agreement evidencing any option granted pursuant to this Plan is approved by the Committee and expressly provides for transferability in a manner consistent with this Section 11(g), and (y) subsequent transfers of such option shall be prohibited except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described above). Furthermore, the Committee may, in its discretion, authorize all or a portion of the stock options granted to an optionee to be on terms which permit transfer by such optionee to other entities or persons to whom the Committee may in its discretion permit transfers of the option. Notwithstanding any provision contained herein to the contrary, in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision.

          Following any such transfer permitted by the terms hereof, such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 1, 2, 5, 6, 8, 9, 11 and 12 of this Plan any reference to "optionee" shall be deemed to include the transferee. The provisions of
     Section 7 of this Plan concerning events of termination of service shall continue to be applied with respect to the original optionee, following which event(s) any such affected stock options shall be exercisable by the transferee only to the extent and for the periods specified therein or in the stock option agreement. The Committee and the Company shall have no obligation to inform any transferee of a stock option of any expiration, termination, lapse or acceleration of such stock option. Subject to the foregoing, during an optionee's lifetime, stock options granted to an optionee may be exercised only by the optionee or, provided the particular stock option agreement so provides, by the optionee's guardian or legal representative. The designation by an optionee of a beneficiary will not constitute a transfer of the stock option.

          (h) EMPLOYMENT. Employment by the Company shall be deemed to include employment by a Subsidiary. The Committee shall have the authority to determine whether or not an optionee has terminated his employment with the Company.

          (i) INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any optionee(s) under the Plan, such evidence as it may deem necessary to establish that the options or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

          (j) INTERPRETATION. Where the context requires, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. All references in this Plan to sections of the Code or sections of ERISA shall be deemed to include any successor provisions to such sections as contained in any laws or regulations adopted subsequent to August 1, 1996.

12.  SUSPENSION, TERMINATION OR AMENDMENT OF THE PLAN.

     Subject to the limitations set forth in this Section 12, the Board may at any time and from time to time, without the consent of the optionees, alter, amend, revise, suspend, or discontinue the Plan in whole or in part, except that the Board shall not amend this Plan in any manner which would have the effect of preventing Incentive Stock Options granted under this Plan from being "incentive stock options" as defined in Section 422 of the Code, although it is recognized that stock options are not prevented from being "incentive stock options" at grant solely because the requirements of Section 422 of the Code are not met upon exercise of the stock option or sale of the Common Stock acquired upon exercise, or as a result of any cancellation of the stock option.

     Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 12 shall adversely affect any rights of optionees or obligations of the Company to optionees with respect to any stock options theretofore granted under the Plan without the consent of the affected optionee.


                                  Ex4.2-Page 8